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                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN

                                AMAZON.COM, INC.
                           (A WASHINGTON CORPORATION)

                                       AND

                                AMAZON.COM, INC.
                            (A DELAWARE CORPORATION)


                                   DATED AS OF
                                  MAY 28, 1996

                                    CONTENTS

1.    THE MERGER ....................................................  2

      1.1   The Merger ..............................................  2

      1.2   Effective Date ..........................................  2

      1.3   Certificate of Incorporation ............................  2

      1.4   Bylaws ..................................................  2

      1.5   Directors and Officers ..................................  2

2.    CONVERSION OF SHARES ..........................................  3

      2.1   Amazon Washington Common Stock ..........................  3

      2.2   Amazon Delaware Common Stock ............................  3

      2.3   Options .................................................  3

      2.4   Exchange of Certificates ................................  3

3.    EFFECT OF THE MERGER ..........................................  3

      3.1   Rights, Privileges, Etc. ................................  3

      3.2   Further Assurances ......................................  4

4.    GENERAL .......................................................  4

      4.1   Abandonment .............................................  4

      4.2   Amendment ...............................................  4

      4.3   Governing Law ...........................................  5

      4.4   Counterparts ............................................  5

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                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER ("this Agreement") is made and entered into as of May 28, 1996, between Amazon.com, Inc., a Washington corporation ("Amazon Washington"), and Amazon.com, Inc., a Delaware corporation ("Amazon Delaware"). Amazon Washington and Amazon Delaware are from time to time herein referred to as the "Constituent Corporations."

                                    RECITALS

      A. Amazon Washington is a corporation duly organized and existing under the laws of the State of Washington and, on the date hereof, has authority to issue 5,000,000 shares of common stock, no par value per share ("Amazon Washington Common Stock"), of which 2,589,711 shares are issued and outstanding as of May 28, 1996.

      B. Amazon Delaware is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authority to issue 25,000,000 shares of common stock, par value $.01 per share ("Amazon Delaware Common Stock"), of which one share is issued and outstanding and owned by Amazon Washington, and 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding.

      C. The Boards of Directors of the Constituent Corporations deem it advisable and to the advantage of the Constituent Corporations and their respective shareholders that Amazon Washington be merged with and into Amazon Delaware for the purpose of changing the jurisdiction of incorporation of Amazon Washington from the State of Washington to the State of Delaware.

      D. Each of the Constituent Corporations has, subject to approval by its shareholders, adopted the Plan of Merger embodied in this Agreement.

                                    AGREEMENT

      In consideration of the terms hereof, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:


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1.    THE MERGER

      1.1   THE MERGER

      Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Amazon Washington shall be merged with and into Amazon Delaware in accordance with the applicable laws of the States of Washington and Delaware (the "Merger"). The separate existence of Amazon Washington shall cease, and Amazon Delaware shall be the surviving corporation (the "Surviving Corporation") and shall be governed by the laws of the State of Delaware.

      1.2   EFFECTIVE DATE

      The Merger shall become effective on the date and at the time of filing of Articles of Merger, in substantially the form annexed hereto as Appendix A-1, with the Secretary of State of the State of Washington, and a Certificate of Merger in substantially the same form with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Date"), all after satisfaction of the requirements of the applicable laws of such States prerequisite to such filings, including without limitation the approval of the shareholders of the Constituent Corporations.

      1.3   CERTIFICATE OF INCORPORATION

      On the Effective Date, the Certificate of Incorporation of Amazon Delaware, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

      1.4   BYLAWS

      On the Effective Date, the Bylaws of Amazon Delaware, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

      1.5   DIRECTORS AND OFFICERS

      The directors and officers of Amazon Delaware immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


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2.    CONVERSION OF SHARES

      2.1   AMAZON WASHINGTON COMMON STOCK

      Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of Amazon Washington Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of the common stock of the Surviving Corporation, par value of $.01 per share ("Survivor Stock").

      2.2   AMAZON DELAWARE COMMON STOCK

      Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Amazon Delaware Common Stock outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

      2.3   OPTIONS

      Upon the Effective Date, the Surviving Corporation shall assume and continue the rights and obligations of Amazon Washington under each then outstanding option to purchase Amazon Washington Common Stock, and the outstanding and unexercised portions of all options and rights to buy Amazon Washington Common Stock shall become options or rights for the same number of shares of Survivor Stock with no other changes in the terms and conditions of such options or rights, including exercise prices, and upon the Effective Date, the Surviving Corporation hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of Amazon Washington with respect thereto.

      2.4   EXCHANGE OF CERTIFICATES

      Each person who becomes entitled to receive Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation, as promptly as practicable after the Effective Time, a certificate or certificates representing the number of shares of Survivor Stock to which such person is entitled as provided herein.

3.    EFFECT OF THE MERGER

      3.1   RIGHTS, PRIVILEGES, ETC.

      On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises


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and authority, of a public as well as of a private nature, of Amazon Washington and Amazon Delaware; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Amazon Washington and Amazon Delaware on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed; title to any real estate, or any interest therein vested in Amazon Washington or Amazon Delaware, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Amazon Washington and Amazon Delaware shall be preserved unimpaired, and all liens upon the property of Amazon Washington or Amazon Delaware shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

      3.2   FURTHER ASSURANCES

      From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Amazon Washington such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Amazon Washington and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Amazon Washington or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.    GENERAL

      4.1   ABANDONMENT

      At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Amazon Washington or Amazon Delaware or both, notwithstanding the approval of this Agreement by the shareholders of Amazon Washington and Amazon Delaware.

      4.2   AMENDMENT

      At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the Board of Directors of either Amazon Washington or


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Amazon Delaware or both; provided, however, that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the rights of the shareholders of such Constituent Corporation.

      4.3   GOVERNING LAW

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the Washington Business Corporation Act.

      4.4   COUNTERPARTS

      In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.







                  (This space intentionally left blank.)


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      IN WITNESS WHEREOF, the parties hereto have entered into and signed this
Agreement as of the date and year first written.

                                AMAZON.COM, INC. (a Washington corporation)


                                By    //s//  Jeffrey P. Bezos
                                   ----------------------------------------
                                   Name: Jeffrey P. Bezos
                                   Title: President, Secretary and
                                   Treasurer



                                AMAZON.COM, INC. (a Delaware corporation)



                                By  //s//  Jeffrey P. Bezos
                                   ----------------------------------------
                                   Name: Jeffrey P. Bezos
                                   Title: CEO, Secretary and Treasurer







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                                  APPENDIX A-1

                              CERTIFICATE OF MERGER

                                       OF

                                AMAZON.COM, INC.
                            (a Delaware corporation)

                                       AND

                                AMAZON.COM, INC.
                           (a Washington corporation)

      In accordance with Section 252 of the Delaware General Corporation Law, the undersigned, Jeffrey P. Bezos, being the Chief Executive Officer of Amazon.com, Inc., a Delaware corporation, DOES HEREBY CERTIFY as follows:

      (1) The name and state of incorporation of each of the constituent corporations are Amazon.com, Inc., a Delaware corporation, and Amazon.com, Inc., a Washington corporation;

      (2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 252 of the Delaware General Corporation Law;

      (3)   The name of the surviving corporation is Amazon.com, Inc.;

      (4) The surviving corporation, Amazon.com, Inc., will be a Delaware corporation and its Certificate of Incorporation as currently filed with the Secretary of State of the State of Delaware shall be the Certificate of Incorporation of the surviving corporation;

      (5) The executed agreement of merger is on file at the principal place of business of the surviving corporation, 2250 First Avenue South, Seattle, Washington 98134;

      (6) A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any current stockholder of either constituent corporation;


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      (7) The authorized capital stock of Amazon.com, Inc., a Washington corporation, consists of 5,000,000 shares of Common Stock, no par value per share; and

      (8) This certificate shall become effective at 5:00 p.m. PST on the date it is filed.

      IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this ___ day of June, 1996.


                                AMAZON.COM, INC. (a Delaware corporation)



                                By
                                   ----------------------------------
                                   Jeffrey P. Bezos
                                   CEO, Secretary and Treasurer



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                                  APPENDIX A-1

                               ARTICLES OF MERGER

                                AMAZON.COM, INC.
                           (A WASHINGTON CORPORATION)

                                       AND

                                AMAZON.COM, INC.
                            (A DELAWARE CORPORATION)

      Pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law, the following Articles of Merger are executed for the purpose of merging Amazon.com, Inc., a Washington corporation (the "Disappearing Corporation"), into Amazon.com, Inc., a Delaware corporation (the "Surviving Corporation").

      1. The Agreement and Plan of Merger approved by the shareholders of the Disappearing Corporation and by the sole stockholder of the Surviving Corporation is attached hereto as Exhibit A.

      2. The Agreement and Plan of Merger was duly approved by the sole stockholder of the Surviving Corporation pursuant to the Delaware General Corporation Law and by the shareholders of the Disappearing Corporation pursuant to RCW 23B.11.030.Dated: June ___, 1996

                                AMAZON.COM, INC.




                                By
                                  ----------------------------------
                                   Jeffrey P. Bezos, President



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